Exhibit 99.1

IDW PUBLISHING EXPANDS PARTNERSHIP WITH PENGUIN

RANDOM HOUSE PUBLISHER SERVICES IN AN EXCLUSIVE MULTI-YEAR AGREEMENT TO DISTRIBUTE IDW COMICS WORLDWIDE

New York, NY – SEPTEMBER 17, 2021 – IDW Publishing, the award-winning publisher of comic books, graphic novels, and art books, and Penguin Random House Publisher Services (PRHPS), a division of Penguin Random House, today announced an exclusive worldwide multi-year sales and distribution agreement for IDW’s newly published and backlist comic book periodicals, trade collections, and graphic novels to the Direct Market comic shops beginning June 1, 2022. The new agreement complements and expands their current partnership, in which PRHPS sells and distributes IDW’s trade-book frontlist and backlist to bookstores.

Celebrated for its diverse catalog of licensed and creator-driven titles, IDW publishes some of the most successful titles in the industry, including: LOCKE & KEY by Joe Hill and Gabriel Rodríguez; Hasbro’s TRANSFORMERS, G.I. JOE, and MY LITTLE PONY; Paramount/CBS’s STAR TREK; Nickelodeon’s TEENAGE MUTANT NINJA TURTLES; SEGA’s SONIC THE HEDGEHOG; Lucasfilm’s STAR WARS; Stan Sakai’s USAGI YOJIMBO; THE BEAUTY OF HORROR by Alan Robert; WYNONNA EARP by Beau Smith; and many more. In addition, IDW’s Top Shelf Productions imprint publishes award-winning and commercially successful trade titles, such as George Takei’s THEY CALLED US ENEMY; the MARCH trilogy by Congressman John Lewis, Andrew Aydin, and Nate Powell; and SURFSIDE GIRLS by Kim Dwinell.

By expanding its reach into the Direct Market, Penguin Random House’s mission is to support comic shops in fostering a life-long love of comics, graphic novels, and manga for fans of all ages. PRH is a free-freight company, and is committed to bolstering all physical retail, where independently owned comic shops and bookstores are some of the most passionate industry advocates and anchors of their communities.

Penguin Random House’s fourth, and newest, distribution facility, a one-million square-foot warehouse in Hampstead, Maryland, recently went operational, and in tandem with the company’s fulfillment headquarters in nearby Westminster, will be the centerpieces for its comics Direct Market supply chain.

“IDW succeeds when the Direct Market succeeds,” said IDW Publisher Nachie Marsham. “No matter how amazing our comics and graphic novels may be, it’s the retailers that are connecting readers with our stories. Because of that, I couldn’t be more excited about our future with Penguin Random House and I have the utmost confidence that every store, no matter the size, will see the benefits of the high levels of care and service that PRHPS brings.”

Jeff Abraham, President of Penguin Random House Publisher Services, said, “IDW have been wonderful partners these past five years and it’s been thrilling to see the evolution of its publishing program, and to support the phenomenal growth of their graphic novels into the book trade. With PRHPS’s expansion in the Direct Market, we see this as a natural extension of that partnership and look forward to putting the expertise of PRH’s supply chain, customer knowledgeability and sales know-how, and solutions-centered customer service to help bring IDW comics and graphic novels to even more fans throughout the world.”

Direct Market retailers can choose to order IDW products direct from PRH, or alternatively, through Diamond as a wholesaler under terms established by Diamond in the US and the UK. These retailers now have 24/7 access to online ordering at https://selfservice.penguinrandomhouse.biz/ and can also visit www.prhcomics.com, a website for comics, graphic novels, manga, and more, designed specifically for US Direct Market comic shop retailers and consumers.

About IDW Publishing

IDW Media Holdings, Inc. (NYSE AMERICAN: IDW) is a leading media company providing uniquely compelling stories and characters in various genres for global audiences across all entertainment platforms. The award-winning IDW Publishing and IDW Entertainment divisions holistically evaluate and acquire IP for franchise development across comics and graphic novels, television, theatrical, merchandise, and other entertainment platforms, in addition to bringing world-renowned storytelling to life with our creative partners.

About Penguin Random House Publisher Services

Penguin Random House Publisher Services, a division of Penguin Random House, is a leading provider of sales and distribution services to premium third-party publishers. Its wide range of service offerings includes sales, warehousing, physical and digital distribution, credit and collection, marketing, and information technology. Its portfolio of clients includes Hay House, Beacon Press, DC Comics, Dark Horse, Rizzoli, New York Review Books, Shambhala, and many others. www.prhpublisherservices.com

FOR MORE INFORMATION PLEASE CONTACT:

Keith Davidsen

IDW Publishing

keith@idwpublishing.com

Scott Gould

Penguin Random House

sgould@penguinrandomhouse.com